UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
                   Pursuant to Section 13 OR 15(d)
               of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 16,
2009
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                             SJW Corp.
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(Exact name of registrant as specified in its charter)

    California                    1-8966          77-0066628
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(State or other jurisdiction   (Commission      (IRS Employer
     of incorporation)         File Number)  Identification No.)

    110 W. Taylor Street, San Jose, California     95110
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(Address of principal executive offices)             (Zip Code)

                             (408) 279-7800
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         Registrant's telephone number, including area code

                             Not Applicable
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  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule
13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

SJW Land Company, SJW Corp.'s wholly owned subsidiary, was informed that one of its tenants filed a Chapter 11 bankruptcy on January 13, 2009 and intends to liquidate its operations through the United States Bankruptcy Court in Delaware. Such tenant currently leases a 148,000 square foot office building and a 346,000 square foot distribution building from SJW Land Company in Knoxville, Tennessee under triple net leases which have been paid through January 2009. Pursuant to applicable bankruptcy laws and bankruptcy court rules, the tenant will have a limited period of time to decide whether it will terminate its office and distribution leases or sell its rights under the leases. During the first three quarters of 2008, the net rent income contributed an aggregate of approximately $0.045 to SJW Corp.'s earnings per share. In the event that the leases are terminated, SJW Land Company will incur all holding costs and will seek to re-lease the premises. However, there will be no assurance that SJW Land Company will be able to secure a new tenant or if it is able to secure a new tenant, when this will occur or whether the leases will be under similar terms.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  SJW Corp.
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January 16, 2009                  /s/ David A. Green
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                                  David A. Green,
                                  Chief Financial Officer and
                                  Treasurer